                                                                    Exhibit 4.16



                             SUBSIDIARIES GUARANTY

     This Subsidiaries Guaranty is made as of this 31st day of May, 1996 (this "Guaranty") by the undersigned, R.J. Tower Corporation, an Indiana corporation, Edgewood Manufacturing Corp., a Delaware corporation, R.J. Tower Corporation, a Kentucky corporation, Kalamazoo Stamping and Die Company, a Michigan corporation, Trylon Corporation, a Michigan corporation, and any other Person which becomes obligated as a guarantor hereunder pursuant to Section 7.6 below (individually a "Guarantor" collectively "Guarantors") to the Noteholders (as defined below).

                                    RECITALS

     A. R.J. Tower Corporation, a Michigan corporation (the "Company"), is presently the direct owner of 100% of the issued and outstanding shares of capital stock of each Guarantor.

     B. In order to repay certain indebtedness incurred in connection with the acquisition of certain entities and for other general corporate purposes, the Company is entering into a Note Agreements, each dated as of May 31, 1996 (the "Note Agreements"), between the Company and the purchasers named on Schedule I attached to said Note Agreements (the "Purchasers"), providing for, among other things, the issue and sale by the Company of its 7.65% Senior Secured Notes, Series A, due June 1, 2006 to be issued in an aggregate principal amount equal to $40,000,000 (the "Series A Notes") and (ii) its 7.82% Senior Secured Notes, Series B, due June 1, 2008 to be issued in the aggregate principal amount equal to $25,000,000 (the "Series B Notes" together with the Series A Notes, the "Notes"). The Purchasers whose names are entered into the Note Register pursuant to Section 9.1 of the Note Agreements as the owner or holder of one or more Notes is hereinafter referred to individually as a "Noteholder" and collectively as the "Noteholders."

     C. The Purchasers have required as a condition of their purchase of the Notes that the Guarantors enter into this Guaranty as support for the Notes and the Guarantors, by reason of their interest in the repayment by the Company of certain indebtedness and in order to induce the Purchasers to purchase the Notes and thereby provide the Company with funds for the repayment such indebtedness and for other general corporate purposes, have agreed to execute this Guaranty.

     Now, Therefore, in consideration of the premises and for the purpose of inducing the purchase and acceptance of the Notes by the Purchasers and in further consideration of the sum of Ten Dollars ($10.00) paid to each Guarantor by the Purchasers, the receipt whereof is hereby acknowledged, each Guarantor does hereby covenant and agree as follows:
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Section 1.  Definitions.

     Unless otherwise provided herein, all capitalized or other terms in this Guaranty shall have the meanings specified in the Note Agreements. The term "Noteholders" as used herein shall include any successors or assigns of the Noteholders, in accordance with the Note Agreements.

Section 2.  Guaranty.

     Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to the Noteholders the due and punctual payment to the Noteholders when due, whether by acceleration or otherwise, of all amounts, including, without limitation, principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by the Company, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Notes and the Note Agreements whether on account of principal, premium, if any, interest, reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to the Noteholders) or otherwise, and hereby agrees that if the Company shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Notes or the Note Agreements (subject, in each case, to any applicable periods of grace or cure), it will forthwith pay to the Noteholders, an amount equal to any such amount and will pay any and all damages that may be incurred or suffered in consequence thereof by the Noteholders and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by the Noteholders and in enforcing such covenant, representation or warranty of the Company and in enforcing the covenants and agreements of this Guaranty.

Section 3.  Unconditional Character of Guaranty.

     (a) The obligations of each Guarantor under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and performance and not of collection, irrespective of the validity, regularity or enforceability of the Notes and the Note Agreements or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof, the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of the Company under the Notes or the Note Agreements, or any setoff, counterclaim, recoupment, limitation, defense or termination, whether with or without notice to any of the Guarantors. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Notes executed by the Company, or the Note Agreements, any right to require a proceeding first against the Company or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of the Company, any protest, presentment, notice or demand whatsoever, and each of the Guarantors hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to Section 7.7 hereof, upon final payment in full in cash subject to no revocation or rescission of all amounts due and to become due from the Company, as and to the extent described in Section 2 above, and only to the extent of any such payment, performance and discharge. Each of the Guarantors further covenants that no security now or subsequently held by the Noteholders for the payment of the Indebtedness evidenced by the Notes made by the Company under the Note Agreements, or for the payment of any other Indebtedness of the Company to the Noteholders under the Note Agreements, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Noteholders in respect of such security (excluding fraud, gross negligence or willful misconduct), shall affect in any manner whatsoever the unconditional obligation of this Guaranty, and the right of each of the Noteholders to enforce the same, in their respective sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of this Guaranty.

     (b) Without limiting the generality of the foregoing, such obligations, and the rights of the Noteholders to enforce the same, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by:

          (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or others; or

          (ii) any change in the ownership of any of the capital stock of the Company any other party providing collateral for any indebtedness covered by this Guaranty, or any of their respective Affiliates; or

          (iii) any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever of the Company or any other Person (including, without limitation, the obligations and undertakings of the Company or any other Person under the Notes or the Note Agreements); or

          (iv) impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes or the Note Agreements or any other instrument; or

          (v) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

          (vi) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

          (vii) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes or the Note Agreements or any instrument relating thereto; or

          (viii) the failure of any of the Guarantors to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

          (ix) any act or failure to act with regard to the Notes or the Note Agreements or anything which might vary the risk of any of the Guarantors; or

          (x) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Guarantors in respect of the obligations of such Guarantor under this Guaranty;

provided, that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of the Guarantors shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment in cash of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Agreements, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Agreements, as amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or the Note Agreements and that notwithstanding recovery hereunder for or in respect of any given Default or Defaults by the Company under the Notes or the Note Agreements, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent Default.

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     (c) Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

          (i) any defense based upon the doctrine of marshalling of assets or upon an election of remedies by the Noteholders, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

          (ii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (iii) any duty on the part of any of the Noteholders to disclose to the Guarantors any facts the Noteholders may now or hereafter know about the Company regardless of whether any Noteholder has reason to believe that any such facts materially increase the risk beyond that which each of the Guarantors intends to assume or has reason to believe that such facts are unknown to any of the Guarantors or has a reasonable opportunity to communicate such facts to each of the Guarantors, since each of the Guarantors acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of non-payment of any Indebtedness hereby guaranteed;

          (iv) any claim for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which any such Guarantor may have or obtain against the Company by reason of the existence of this Guaranty, or by reason of the payment by any of the Guarantors of any Indebtedness or the performance of this Guaranty;

          (v) any other event or action (excluding any of the Guarantors' compliance with the provisions hereof) that would result in the discharge by operation of law or otherwise of any of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; and

          (vi) notice of acceptance of this Guaranty by the Noteholders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Noteholders upon this Guaranty (it being understood that every indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty).

     (d) Each of the Noteholders may deal with the Company and any security held by them for the obligations of the Company (as aforesaid), in the same manner and as freely as if this Guaranty did not exist and the Noteholders without notice to any of the Guarantors, among other things, to grant to the Company such extension or extensions of time to perform any act or acts as may seem advisable to Noteholder at any time and from time to time, and to permit the Company to incur additional indebtedness owed to the Noteholders, or any one of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder.

     (e) Each Noteholder may proceed, either in its own name or in the name of one or more of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Noteholders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

     (f) No waiver or release shall be deemed to have been made by any of the Noteholders of any of its rights hereunder unless the same shall be in writing and signed by all of the Noteholders and any such waiver shall be a waiver or release only with respect to the specific matter involved and shall in no way impair the rights of any of the Noteholders or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

     (g) At the option of the Noteholders, each of the Guarantors may be joined in any action or proceeding commenced by the Noteholders against the Company or any of the other parties providing collateral for any indebtedness covered by this Guaranty in connection with or based upon the Notes made by the Company, the Note Agreements or other Indebtedness, or any provision thereof, and recovery may be had against each of the Guarantors in such action or proceeding or in any independent action or proceeding against each of the Guarantors, without any requirement that the Noteholders first assert, prosecute or exhaust any remedy or claim against the Company and/or any other party providing collateral for any Indebtedness covered by this Guaranty.

     (h) As a separate, additional and continuing obligation, each of the Guarantors unconditionally and irrevocably undertakes and agrees with the Noteholders that, should the amounts referred to in Section 2 of this Guaranty not be recoverable from such Guarantor in its capacity as a guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of the Notes or the Note Agreements, being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by the Noteholders or any of them at any time, such Guarantor as sole, original and independent obligor, upon demand by the Noteholders, will make payment to the Noteholders of all such amounts, by way of a full indemnity.

     (i) Subject to the limitations on the rights of a Noteholder to transfer or assign the Notes, as more particularly described in the Note Agreements, all rights of any Noteholder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the terms of the Note Agreements whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

     (j) To the extent of any payments made under this Guaranty, each of the Guarantors shall be subrogated to the rights of the holder of the Notes receiving such payments, but each of the Guarantors covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any Noteholders for which full payment has not been made or provided for and, to that end, each of the Guarantors agrees not to claim or enforce any such right of subrogation or any right of setoff or any other right which may arise on account of any payment made by such Guarantor in accordance with the provisions of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Noteholder or Noteholders against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right unless and until 366 days after all of the Notes owned by Persons other than the Guarantors and all other sums due or payable under the Note Agreements have been fully paid and discharged or payment therefor has been provided. If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to the later of the indefeasible cash payment in full of the Notes and all other amounts payable under the Note Agreements and this Guaranty, such amounts shall be held in trust for the benefit of the Noteholders and shall forthwith be paid to the Noteholders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Agreements and this Guaranty, whether matured or unmatured. Each of the Guarantors acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Agreements and that the waiver set forth in this subsection is knowingly made as a result of the receipt of such benefits.

     (k) Each of the Guarantors agrees that to the extent the Company, or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to such Guarantor's obligations hereunder, as if said payment had not been made. The liability of such Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Noteholder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

     (l) The obligations of each of the Guarantors under this Guaranty rank pari passu in right of payment with all other indebtedness for borrowed money (actual or contingent) of the respective Guarantor which is not secured or the subject of any statutory trust or preference or which is not expressly subordinated in right of payment to any other indebtedness for borrowed money.

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

Section 4.  Benefit of the Notes.

     Each of the Guarantors is a Subsidiary of the Company. The Company has requested that the Noteholders purchase the Notes for the purpose of providing the Company the financing necessary to refinance certain indebtedness incurred in connection with the acquisition of certain entities. Each of the Company and the Guarantors will derive substantial benefit, directly or indirectly, from the purchase of the Notes by the Purchasers and the acquisition of the entities by the Company.

Section 5.  Representations, Warranties and Covenants.

     Each Guarantor hereby acknowledges and agrees that it has received a copy of the Note Agreements, the Notes and all Collateral Documents and hereby
(i) agrees that the representations and warranties contained in Exhibit B of the Note Agreements are incorporated herein by reference and are hereby made by each Guarantor to the extent such representations and warranties are applicable to each such Guarantor, (ii) agrees to comply with all covenants and agreements contained in the Note Agreements to the extent applicable to it and as the same may be amended or modified from time to time in accordance with the terms thereof and (iii) makes the following further representations, warranties and agreements:

          (a) Legal and Authorized. The compliance by such Guarantor with all of the provisions of this Guaranty--

               (i) is within the corporate powers of such Guarantor;

               (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the charter documents or By-laws of such Guarantor or any indenture or other agreement or instrument to which such Guarantor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of such Guarantor except the Liens created by the Collateral Documents; and

               (iii) has been duly authorized by proper corporate action on the part of such Guarantor and its stockholders, executed and delivered by such Guarantor and this Guaranty constitutes the legal, valid and binding obligation, contract and agreement of such Guarantor enforceable in accordance with its terms.

          (b) Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by such Guarantor of this Guaranty or compliance by such Guarantor with any of the provisions of this Guaranty.

          (c) Solvency. Such Guarantor is solvent, has in the reasonable opinion of such Guarantor capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, nor does it believe that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

Section 6.  Collateral for Guaranty.

     The obligations of the Guarantors under this Guaranty shall be secured by the Collateral Documents executed and delivered to the Collateral Agent together with such other documents as required to be executed and delivered by one or more of the Guarantors concurrently with or subsequent to the date hereof, all pursuant to the terms and conditions of the Note Agreements and Intercreditor Agreement.

Section 7.  Miscellaneous.

     SECTION 7.1.  GOVERNING LAW.  THIS GUARANTY HAS BEEN DELIVERED IN
MICHIGAN AND SHALL BE INTERPRETED, AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER THE LAWS OF, AND BE ENFORCEABLE IN, THE STATE OF NEW YORK.

     Section 7.2. Severability. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

     Section 7.3. Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on the signature pages hereof or at such other address as may be designated by such party in a notice to the other party that complies as to deliver with the terms of this Section 7.3. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answerback confirmed in the case of telexes and receipt confirmed in the case of telecopies).

     Section 7.4. Right to Cure. Each of the Guarantors shall have the right to cure any Event of Default under the Note Agreements with respect to obligations of the Company thereunder; provided that such cure is effected within the applicable grace period or period for cure, if any; and provided further that such cure can be effected in compliance with the Note Agreements. Except to the extent of payments of principal, interest and/or other sums actually received by the Noteholders pursuant to such cure, the exercise of such right to cure by any of the Guarantors shall not reduce or otherwise affect the liability of such guarantor or any of the other Guarantors under this Guaranty.

     Section 7.5. Consent to Jurisdiction. Each of the Guarantors and Noteholders hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or New York state court sitting in the Southern District of New York in any action or proceeding arising out of or relating to this Guaranty and each of the Guarantors and Noteholders hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or New York state court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of New York by the delivery of copies of such process to each Guarantor at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Guarantor in a notice to the other parties that complies as to delivery with the terms of Section 7.3. Nothing in this Section shall affect the right of the Noteholder to serve process in any other manner permitted by law or limit the right of the Noteholders to bring any such action or proceeding against any of the Guarantors or any of its property in the courts of any other jurisdiction. Each of the Guarantors hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     Section 7.6. Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Note Agreements. In accordance with Section 5.16 of the Note Agreements, all Subsidiaries of the Company acquired after the date hereof shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Noteholders that certain joinder agreement in the form attached to this Guaranty as Exhibit "A".

          Section 7.7. Release. Upon payment in full in cash of the Indebtedness or the satisfaction by Guarantors of their obligations hereunder and under any Security Agreement executed by any of the Guarantors pursuant to the Note Agreements and the Notes, or as otherwise contemplated by the terms of the Note Agreements, and when Guarantors are no longer subject to any obligation hereunder or thereunder, the Noteholders shall deliver to each of the Guarantors, upon written request therefor, (i) a written release of this Guaranty and (ii) appropriate discharges of any Collateral provided by such Guarantor for this Guaranty; provided, however, that the effectiveness of this Guaranty and such Collateral shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Noteholders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any Person as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including without limitation laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against each of the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit had not been received or given by the Noteholders, and whether or not any Noteholder relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Noteholders or any of them, relating to the environmental condition of any of property mortgaged or pledged to the Noteholders by any of the Guarantors, the Company, or any other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guaranty, whether such condition, claim or matter is known or unknown, now exists or subsequently arises (excluding only conditions which arise from and after acquisition by any Noteholder of any such property, in lieu of foreclosure or otherwise and not caused by Company, any of its Subsidiaries or any of their agents, employees or representatives) in which event this Guaranty shall thereafter be enforceable against each of the Guarantors to the extent of all liabilities, and all reasonable costs and expenses (including reasonable attorneys fees) incurred by the Noteholders as the direct or indirect result of any such environmental condition. For purposes of this Guaranty "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

     Section 7.8. Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. the Noteholder, may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, the Noteholder may, without notice to any Guarantors, extend or renew any part or all of any indebtedness of any of the Guarantors, and may permit any of the Guarantors to incur additional indebtedness, without affecting in any manner the unconditional obligation of the remaining Guarantors. Such action shall not affect any right of contribution among the Guarantors.

     Section 7.9. Waiver of Jury Trial. Each Noteholder and each of the Guarantors after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this guaranty or any related instrument or agreement or any of the transactions contemplated by this guaranty or any course of conduct, dealing, statements (whether oral or written) or action of any of them. Neither the Agent nor any of the Guarantors shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Agent or any of the Guarantors except by a written instrument executed by all of them.

     Section 7.10. Special Provisions. The maximum aggregate principal liability of the Guarantors under this Guaranty shall be the lesser of (a) a maximum aggregate amount as will, after giving effect to such maximum aggregate amount and all other liabilities of the Guarantors, contingent or otherwise, result in the obligations of the Guarantors hereunder not constituting a fraudulent transfer, obligation or conveyance and (b) $200,000,000. The date on which this Guaranty terminates shall be December 31, 2025.

     In Witness Whereof, each of the undersigned Guarantors has executed this Guaranty as of the date set forth above.


                                     Guarantors:

                                     R.J. Tower Corporation, an Indiana
                                        corporation
Witnesses:


_______________________________      By:______________________________________


                                     Its:

                                     Edgewood Manufacturing Corp., a
                                        Delaware corporation



_______________________________      By:______________________________________


                                     Its:

                                     R.J. Tower Corporation, a Kentucky
                                        corporation



_______________________________      By:______________________________________


                                     Its:

                                     Kalamazoo Stamping and Die Company,
                                        a Michigan corporation



_______________________________      By:______________________________________


                                     Its:

                                     Trylon Corporation



_______________________________      By:______________________________________


                                     Its:

                                     Guarantors' Address:

                                     c/o Tower Automotive, Inc.
                                     4508 IDS Center
                                     Minneapolis, MN  55402
                                     Attention:  Robert R. Hibbs
                                                 Scott Rued
Acknowledged By:

R.J. Tower Corporation


By_____________________________
  Its

                               JOINDER AGREEMENT

     This Joinder Agreement is dated as of __________, 199_ by _______________, a _______________________ corporation ("New Guarantor").

     Whereas, pursuant to Section 5.16 of those certain Note Agreements, each dated as of May 31, 1996 (the "Note Agreements"), between the Company and the purchasers named on Schedule I attached to said Note Agreements (the "Purchasers") and Section 7.6 of that certain Subsidiaries Guaranty dated as of May 31, 1996 (the "Guaranty") executed and delivered by the Guarantors named therein ("Guarantors") in favor of the Noteholders the New Guarantor must execute and deliver a joinder agreement in accordance with the Note Agreements and the Guaranty.

     Now therefore, as a further requirement of the Note Agreements, New Guarantor hereby covenants and agrees as follows:

          1. All capitalized terms used herein shall have the meanings assigned to them in the Note Agreements unless expressly defined to the contrary.

          2. New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 5.16 of the Note Agreements and Section 7.6 of the Guaranty and does so in consideration of purchase of the Notes under the Note Agreements, from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Guaranty).

          3. New Guarantor shall be considered, and deemed to be, for all purposes of the Note Agreements, the Guaranty and the other Collateral Documents, a Guarantor under the Guaranty as fully as though New Guarantor had executed and delivered the Guaranty at the time originally executed and delivered under the Note Agreements and hereby ratifies and confirms its obligations under the Guaranty, all in accordance with the terms thereof.

          4. No Default or Event of Default (each such term being defined in the Note Agreements) has occurred and is continuing under the Note Agreements.

          5. This Joinder Agreement shall be governed by the laws of the State of New York and shall be binding upon New Guarantor and its successors and assigns.

                                   Exhibit A
                            (to Guaranty Agreement)

     In witness whereof, the undersigned New Guarantor has executed and delivered this Joinder Agreement as of _______________, 199__.


                                     [New Guarantor]


                                     By_______________________________________

                                       Its____________________________________


                                      A-2